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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                                    Three Months Ended
                                                            ---------------------------------
                                                             January 28,          January 30,
                                                                2001                  2000
BASIC:

Net loss available for common stockholders                   $(2,214,000)         $  (550,000)
                                                             -----------          -----------

Weighted average number of common shares outstanding           5,850,000            5,830,000
                                                             -----------          -----------

Basic loss per common share                                  $     (0.38)         $     (0.09)
                                                             -----------          -----------


DILUTED:

Net loss available for common stockholders                   $(2,214,000)         $  (550,000)
                                                             -----------          -----------

Weighted average number of common shares outstanding           5,850,000            5,830,000

Dilutive effect of stock options                                    --                   --
                                                             -----------          -----------

Weighted average number of shares outstanding                  5,850,000            5,830,000
                                                             -----------          -----------

Diluted loss per common share                                $     (0.38)         $     (0.09)
                                                             -----------          -----------
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